CONSENT OF ALINCO GEOSERVICES, INC.

The undersigned hereby consents to:

(i)	the filing of the written disclosure (the “Technical Disclosure”) regarding:
	(a)	the technical report entitled “Amended Technical Report on Energy Fuels Resources Corporation’s Farmer Girl Property, Montrose County, Colorado” dated December 16, 2008;
	(b)	the technical report entitled “Amended Technical Report on Energy Fuels Resources Corporation’s Torbyn Property, Mesa County, Colorado” dated January 7, 2009;
	(c)	the technical report entitled “Marquez Uranium Property, McKinley and Sandoval Counties, New Mexico” dated June 10, 2010; and
	(d)	the technical report entitled “Technical Report on Section 1, T18N, R12W, Nose Rock Uranium Property, McKinley County, New Mexico,” dated February 9, 2009,

contained in the Annual Information Form for the period ended December 31, 2014 (the “AIF”) of Energy Fuels Inc. (the “Company”) filed as an exhibit to the Company’s Form 40-F Annual Report for the period ended December 31, 2014, and any amendments thereto (the “40-F”), filed with the United States Securities and Exchange Commission (the “SEC”);

(ii)	the incorporation by reference of such Technical Disclosure in the 40-F and the AIF into the Company’s Form S-8 Registration Statement being filed with the SEC, and any amendments thereto (the “S-8”);

(iii)

the incorporation by reference of such Technical Disclosure in the AIF into the Company’s Management Information Circular (the “MIC”) which was included as an exhibit to the Company’s Form 6-K (the “6-K”) filed with the SEC on May 26, 2015 into the S-8; and

(iv)	the use of our name in the AIF, the 40-F, the 6-K, the MIC and the S-8.

ALINCO GEOSERVICES, INC.

/s/ M. Hassan Alief
Name: M. Hassan Alief
Title: President

Date: June 23, 2015